Exhibit 99.1

INVENSENSE® ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

SAN JOSE, California, May 9, 2016 – InvenSense Inc. (NYSE: INVN), a leading provider of MEMS sensor platforms, today announced results for its fourth quarter and fiscal year 2016, ended April 3, 2016.

Net revenue for the fourth quarter of fiscal 2016 was $79.5 million, down 34 percent from $120.0 million for the third quarter of fiscal 2016, and down 20 percent from $99.3 million for the fourth quarter of fiscal 2015.

Gross margin determined in accordance with U.S. generally accepted accounting principles (GAAP) was 41 percent for the fourth quarter of fiscal 2016, consistent with 41 percent for the third quarter of fiscal 2016. GAAP gross margin for the fourth quarter of fiscal 2016 included stock-based compensation and related payroll taxes and amortization of acquisition intangibles. Excluding these items, non-GAAP gross margin was 45 percent for the fourth quarter of fiscal 2016, up from 44 percent for the third quarter of fiscal 2016.

GAAP net loss for the fourth quarter of fiscal 2016 was $22.9 million, or $0.25 per share. By comparison, GAAP net income was $1.9 million, or $0.02 per diluted share, for the third quarter of fiscal 2016. GAAP net loss for the fourth quarter of fiscal 2016 included stock-based compensation and related payroll taxes, accreting interest expense on convertible notes, amortization of acquisition intangibles and other adjustments. Excluding these items and the income tax effect of the excluded items as well as other discrete tax items, non-GAAP net income for the fourth quarter of fiscal 2016 was $1.5 million, or $0.02 per diluted share, compared with net income of $16.7 million, or $0.18 per diluted share, for the third quarter of fiscal 2016.

The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations below.

Fiscal Year 2016 Results

Net revenue for the fiscal year 2016 was $418.4 million, up $46.4 million, or 12% from $372.0 million for the fiscal year 2015.

GAAP net loss for the fiscal year 2016 was $21.2 million, or $0.23 per share, compared with net loss of $1.1 million, or $0.01 per share for the fiscal year 2015. On a non-GAAP basis, net income for the fiscal year 2016 was $45.6 million, or $0.49 per diluted share. This compares with non-GAAP net income of $42.7 million, or $0.46 per diluted share for the fiscal year 2015.

Management Qualitative Comments

“Q4 was a solid quarter, capping off a productive year for InvenSense,” said Behrooz Abdi, president and CEO. “Throughout fiscal 2016, we drove significant technology advancement in key use cases that are fueling sensor adoption today. These use cases can be applied across a variety of vertical markets and applications, which we believe will enable us to maximize our R&D investments and drive significant TAM expansion. Our market-leading solutions continued to gain traction in emerging Internet of Things (IoT) platforms such as drones, virtual and augmented reality, wearables, smart home, and industrial applications. We believe that the broad applicability of our portfolio positions us for continued diversification and growth in these exciting markets.”

Fourth Quarter of Fiscal Year 2016 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter and annual results and management’s current business outlook.

To listen to the conference call, please dial (877) 788-4691 ten minutes prior to the start of the call, using the passcode 86096939. International callers, please dial (530) 379-4724. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (855) 859-2056 and enter passcode 86096939. International callers please dial (404) 537-3406. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expense, accreting interest expense on convertible notes, amortization of acquisition-related intangible assets, certain legal and litigation expenses, contingent consideration adjustment, legal settlement expense, and other adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends and facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but it is not reflected in our non-GAAP measures. Also, other companies, including other companies in our industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense, earnings, stockholder return or other financial items discussed in this press release, including the strength of our technology advantage and the benefits thereof, increased demand for our products, our traction of IoT market and our prospects for growth and diversifications. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our ability to execute on our plan of diversification and our success in growing our revenues in the Internet of Things applications; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in InvenSense’s Annual Report on Form 10-K for the year ended March 29, 2015, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is leading provider of MEMS sensor platforms. InvenSense’s vision of Sensing Everything™ targets the consumer electronics and industrial markets with integrated Motion and Sound solutions. Our solutions combine MEMS (micro electrical mechanical systems) sensors, such as accelerometers, gyroscopes, compasses, and microphones with proprietary algorithms and firmware that intelligently process, synthesize, and calibrate the output of sensors, maximizing performance and accuracy. InvenSense’s motion tracking, audio and location platforms, and services can be found in Mobile, Wearables, Smart Home, Industrial, Automotive, and IoT products. InvenSense is headquartered in San Jose, California and has offices worldwide. For more information, go to www.invensense.com and http://www.coursaretail.com.

©2016 InvenSense, Inc. All rights reserved. InvenSense, Sensing Everything, FireFly, SensorStudio, TrustedSensor, Coursa, Coursa Sports, Coursa Retail, UltraPrint, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, InvenSenseTV, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

leslie@greencommunicationsllc.com

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Corporate Marketing

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Fiscal Years Ended
	April 3, 2016	December 27, 2015	March 29, 2015	April 3, 2016	March 29, 2015
Net revenue	$79,525	$120,029	$99,279	$418,395	$372,019
Costs of revenue	46,590	70,228	56,333	244,257	216,160

Gross profit	32,935	49,801	42,946	174,138	155,859
Operating expenses:
Research and development	26,432	25,690	25,231	97,368	90,623
Selling, general and administrative	16,860	14,295	15,325	62,165	59,386
Legal settlement accrual	—	—	—	11,708	—

Total operating expenses	43,292	39,985	40,556	171,241	150,009

Income (loss) from operations	(10,357)	9,816	2,390	2,897	5,850
Interest (expense)	(3,071)	(2,798)	(2,659)	(11,358)	(10,553)
Other income, net	262	(35)	269	392	1,368

Income (loss) before income taxes	(13,166)	6,983	—	(8,069)	(3,335)
Income tax provision (benefit)	9,780	5,093	(399)	13,141	(2,255)

Net income (loss)	$(22,946)	$1,890	$399	$(21,210)	$(1,080)

Net income (loss) per share:
Basic	$(0.25)	$0.02	$0.00	$(0.23)	$(0.01)

Diluted	$(0.25)	$0.02	$0.00	$(0.23)	$(0.01)

Weighted average shares outstanding used in computing net income per share:
Basic	92,487	91,957	90,359	91,787	89,359

Diluted	92,487	92,922	92,619	91,787	89,359

INVENSENSE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Fiscal Years Ended
	April 3, 2016	December 27, 2015	March 29, 2015	April 3, 2016	March 29, 2015
GAAP net income (loss)	$(22,946)	$1,890	$399	$(21,210)	$(1,080)
Adjustments:
Stock based compensation expense and related payroll taxes	9,517	8,198	7,954	35,813	31,140
Convertible note accretion interest expense	2,237	2,034	1,926	8,228	7,484
Amortization of acquisition-related intangible assets	2,199	2,200	2,034	8,687	6,940
Amortization of fair value write-up of acquired inventory	—	—		—	146
Business acquisition costs	—	198	119	198	3,388
Legal settlement	—	—	—	11,708	—
Patent litigation legal expense, net	120	(138)	905	1,236	3,304
Gain on equity investment	—	—	—	—	(890)
Write-off of in-process research and development	—	—	—	—	770
Contingent consideration adjustment	—	—	—	(5,307)	—
Other	—	—	—	—	68
Income tax effect of pretax non-GAAP adjustments and other discrete tax items	10,358	2,288	(1,896)	6,247	(8,607)

Non-GAAP net income	$1,485	$16,670	$11,441	$45,600	$42,663

GAAP net income (loss) per share of common stock, diluted	(0.25)	$0.02	$0.00	$(0.23)	$(0.01)

Non-GAAP net income per share of common stock, diluted	0.02	$0.18	$0.12	$0.49	$0.46

GAAP Gross profit	$32,935	$49,801	$42,946	$174,138	$155,859
Adjustments:
Stock based compensation expense and related payroll taxes	669	628	621	2,493	2,431
Amortization of acquisition-related intangible assets	2,143	2,144	1,978	8,463	6,716
Amortization of fair value write-up of acquired inventory	—	—	—	—	146

Non-GAAP Gross profit	$35,747	$52,573	$45,545	$185,094	$165,152

GAAP Operating Expense	$43,292	$39,985	$40,556	$171,241	$150,009
Adjustments:
Stock based compensation expense and related payroll taxes	8,848	7,570	7,333	33,320	28,709
Amortization of acquisition-related intangible assets	56	56	56	224	224
Business acquisition costs	—	198	119	198	3,388
Legal settlement accrual	—	—	—	11,708	—
Patent litigation legal expense, net	120	(138)	905	1,236	3,304
Write-off of in-process research and development	—	—	—	—	770
Contingent consideration adjustment	—	—	—	(5,307)	—
Other	—	—	—	—	68

Non-GAAP Operating Expense	$34,268	$32,299	$32,143	$129,862	$113,546

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	April 3, 2016	March 29, 2015
Assets
Current assets:
Cash and cash equivalents	$41,105	$85,637
Short-term investments	243,755	129,919
Accounts receivable	41,447	44,522
Inventories	62,297	75,105
Prepaid expenses and other current assets	9,250	14,950

Total current assets	397,854	350,133
Property and equipment, net	36,271	41,849
Intangible assets, net	43,169	45,508
Goodwill	139,175	139,175
Other assets	5,992	9,019

Total assets	$622,461	$585,684

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,200	$23,130
Accrued liabilities	30,248	31,991

Total current liabilities	65,448	55,121
Long-term debt	151,038	142,810
Other long-term liabilities	27,230	28,252

Total liabilities	243,716	226,183

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding and outstanding at April 3, 2016 and March 29, 2015	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 93,010 shares issued and outstanding at April 3, 2016, 90,894 shares issued and outstanding at March 29, 2015	303,153	262,677
Accumulated other comprehensive (loss)	(26)	(4)
Retained earnings	75,618	96,828

Total stockholders’ equity	378,745	359,501

Total liabilities and stockholders’ equity	$622,461	$585,684

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended			Fiscal Years Ended
	April 3, 2016	December 27, 2015	March 29, 2015	April 3, 2016	March 29, 2015
Cash flows from operating activities:
Net income (loss)	$(22,946)	$1,890	$399	$(21,210)	$(1,080)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,221	3,303	2,847	12,769	10,203
Amortization of intangible assets	2,290	2,295	2,074	9,088	7,003
Non cash interest expense	2,237	2,033	1,926	8,228	7,505
Write-off of in-process research and development	—	—	—	—	770
Loss on disposal of property and equipment	—	—	95	—	552
Loss (gain) on other investments	525	—	—	525	(890)
Stock-based compensation expense	9,003	8,193	7,566	34,879	30,504
Contingent consideration adjustment	—	—	—	(5,307)	—
Deferred income tax assets	8,809	5,113	(272)	10,424	(5,484)
Tax effect of employee benefit plans	876	(118)	—	—	42
Excess tax benefit from stock-based compensation	(876)	—		—	(42)
Changes in operating assets and liabilities:
Accounts receivable	1,082	7,905	29,413	3,075	(4,895)
Inventories	(631)	18	(7,304)	12,808	(2,072)
Prepaid expenses and other current assets	(610)	104	7,778	1,607	8,778
Other assets	(498)	52	25	(2,279)	(135)
Accounts payable	(9,118)	9,313	2,494	12,639	3,122
Accrued liabilities	2,776	(12,856)	4,737	5,792	12,961

Net cash provided by (used in) operating activities	(3,860)	27,245	51,778	83,038	66,842

Cash flows from investing activities:
Purchase of property and equipment	(1,538)	(2,280)	(2,031)	(7,771)	(27,315)
Sale and maturities of available-for-sale investments	55,064	43,081	33,252	169,988	145,974
Purchase of available-for-sale investments	(45,249)	(93,553)	(55,845)	(284,534)	(55,845)
Other non-marketable investments	(850)	—	—	(850)
Purchase of intangible assets	—	—	(2,120)	—	(2,120)
Acquisitions, net of cash acquired	(6,700)	—	—	(6,700)	(71,326)

Net cash provided by (used in) investing activities	727	(52,752)	(26,744)	(129,867)	(10,632)

Cash flows from financing activities:
Proceeds from exercise of common stock	865	1,130	2,602	5,586	10,425
Payments of long-term debt and capital lease obligations	—	—	—	—	(9)
Payments of acquisition holdback	(1,380)	—	—	(1,380)	—
Payments contingent consideration	—	(1,908)	(7,056)	(1,909)	(7,056)
Excess tax benefit from stock-based compensation	876	—	—	—	42

Net cash provided by (used in) financing activities	361	(778)	(4,454)	2,297	3,402

Net increase (decrease) in cash and cash equivalents	(2,772)	(26,285)	20,580	(44,532)	59,612
Cash and cash equivalents:
Beginning of period	43,877	70,162	65,057	85,637	26,025

End of period	$41,105	$43,877	$85,637	$41,105	$85,637